UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2011

APPLE REIT TEN, INC.
(Exact name of registrant as specified in its charter)

Virginia	333-168971	27-3218228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Apple REIT Ten, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

                    On March 15, 2011, through one of our indirect wholly-owned subsidiaries (the “purchasing subsidiary”), we closed on the purchase of a hotel located in Winston-Salem, North Carolina. The hotel acquired by our purchasing subsidiary is a Hampton Inn & Suites® hotel containing 94 guest rooms. The purchase price for the hotel was $11,000,000. The seller has no material relationship with us or our subsidiaries, other than through the purchase contract and other related contracts.

                    The purchase price was funded by our ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share).

                              As a result of the closing described above, one of the closings has occurred under a series of purchase contracts executed on February 4, 2011 for the potential purchase of four hotels. Another contract in this series was terminated on February 25, 2011. There can be no assurance at this time that any further closings will occur under the two remaining purchase contracts. Additional information regarding the purchase contracts is set forth in our Form 8-K dated February 4, 2011 and filed with the Securities and Exchange Commission on February 9, 2011, which is incorporated herein by reference. Additional information regarding the terminated contract is set forth in our Form 8-K filed with the SEC on March 1, 2011.

                    All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

Item 9.01.	Financial Statements and Exhibits.

a. Financial statements of businesses acquired.

Financial statements for the hotel described in Item 2.01 of this report will be filed as necessary by amendment within the required time period.

b. Pro forma financial information.

Pro forma financial information for the hotel described in Item 2.01 of this report will be filed as necessary by amendment within the required time period.

c. Shell company transaction.

Not Applicable

d. Exhibits.

None

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Ten, Inc.

By:	/s/ Glade M. Knight

Glade M. Knight,
Chief Executive Officer

March 18, 2011